UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	93-1869878
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2024, Ispire Technology Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC and TFI Securities and Futures Limited (the “Placement Agents”) and a securities purchase agreement (the “Purchase Agreement”) with certain purchasers pursuant to which the Company agreed to sell, in a secondary offering (the “Offering”), an aggregate of 2,050,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company. The public offering price for each share of Common Stock was $6.00.

The net proceeds of the Offering, after deducting the placement agents’ fees and expenses and other offering expenses payable by the Company, were approximately $10.6 million. The Company intends to use the net proceeds from the Offering in connection with the establishment and operation of its manufacturing facility in Malaysia, the funding the funding of its joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. if the definitive documentation contemplated by the term sheet and letter of intent previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2024, is executed, and for working capital and general corporate purposes, including research and development. The Offering closed on March 26, 2024.

In the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) for 180 days after the closing date of the Offering, subject to certain exceptions.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company paid the Placement Agents as compensation a cash fee equal to 7.0% of the gross proceeds of the Offering plus reimbursement of certain expenses and legal fees.

The Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-276804), as amended, filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on March 21, 2024. Upon completion of the Offering, the Company had 56,329,396 shares of Common Stock issued and outstanding.

The foregoing description of the material terms of the Placement Agency Agreement and the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Placement Agency Agreement and the form of Purchase Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On March 22, 2024, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On March 26, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release issued by the Company is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed, as applicable, with this Form 8-K:

Exhibit No.	Description
10.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 of the Company’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-276804) filed with the SEC on March 18, 2024).
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.13 of the Company’s Post Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-276804) filed with the SEC on March 25, 2024).
99.1	Press Release of Ispire Technology Inc. issued on March 22, 2024.
99.2	Press Release of Ispire Technology Inc. issued on March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: March 27, 2024

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